June 17, 2010

Office of the Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:           TF Financial Corporation
File No. 0-24168

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of TF Financial Corporation dated June 17, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP